EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our audit report dated February 6, 2018 included in the Registration Statement on Form S-1, Amendment No. 3 and related prospectus of 3AM Technologies, Inc. for the registration of its common stock.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

July 13, 2018